Exhibit 10(c)

                             SECOND MODIFICATION
                              TO LOAN AGREEMENT

Farmstead Telephone Group, Inc.
22 Prestige Park Circle
East Hartford, Connecticut  06108
(Individually and collectively, "Borrower")

Wachovia Bank, National Association
(f/k/a First Union National Bank)
300 Main Street
Stamford, Connecticut 06904
(Hereinafter referred to as "Bank")

THIS AGREEMENT is entered into as of the 4th day of June, 2002 by and between Bank and Borrower.

                                  RECITALS
Bank is the holder of a Promissory Note executed and delivered by Borrower, dated September 27, 2000, in the original principal amount of $8,000,000.00, as the same is being contemporaneously amended and restated pursuant to that certain First Amended and Restated Promissory Note of even date in the original principal amount of $4,000,000.00 made by the Borrower to the order of Bank (as the same may be amended, restated and/or modified from time to time, the "Note"); and certain other loan documents, including without limitation, a Loan Agreement, dated September 27, 2000 as amended by a certain First Modification to Loan Agreement dated December 19, 2001 (as the same may be amended, restated and/or modified from time to time, the "Loan Agreement");

Borrower is in default of the Tangible Net Worth covenant and the Funds Flow Coverage Ratio (as such terms are defined in the Loan Agreement) for the period ending March 31, 2002 (the "Defaults");

Bank has agreed to waive the Defaults provided that Borrower pay a waiver fee of $5,000.00 to Bank (the "Default Waiver Fee");

Borrower and Bank have agreed to modify the terms of the Loan Agreement.

In consideration of Bank's continued extension of credit, Borrower's payment of the Default Waiver Fee to Bank and the agreements contained herein, the parties agree as follows:

                                  AGREEMENT

ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent Commercial Loan Invoice sent to Borrower with respect to the Obligations under the Note is correct.

MODIFICATIONS.

1. The section entitled AVAILABILITY of the Loan Agreement is hereby amended by substituting the following in its place and stead:

AVAILABILITY. Notwithstanding anything to the contrary contained herein, the aggregate outstanding principal balance of Advances (as defined in the Note) (the "Total Outstandings") at any one time shall not exceed the lesser of $4,000,000.00 or the Borrowing Base (as hereinafter defined). In the event that the Total Outstandings at any time exceeds the Borrowing Base, Borrower shall pay to Bank the amount of


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such excess immediately upon receipt by Borrower of notice that the
Borrowing Base has been exceeded.

2. The section entitled BORROWING BASE of the Loan Agreement is hereby amended by substituting the following in its place and stead:

BORROWING BASE. "Borrowing Base" means 75% of the Eligible Accounts (such amount is hereinafter referred to as the "Eligible Accounts Availability"), plus 50.00% of the value of Eligible Inventory (such amount is hereinafter referred to as the "Eligible Inventory Availability"), less the amount of any Reserves required by Bank, provided that the Eligible Inventory Availability shall not at any time exceed the Eligible Accounts Availability. "Eligible Account" means an account receivable not more than 90 days from the date of the original invoice (120 days for receivables due from Lucent and Avaya) that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States or the account receivable is assured by either a Letter of Credit or credit insurance acceptable to Bank; (e) the account debtor is not an Affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off, provided that if an account debtor is also a supplier, the net account receivable balance from such account debtor shall be an eligible account;
(f) not more than 50% of the original invoices owing Borrower by the account debtor are more than 90 days from the date of the original invoice; and (g) the account is not subject to any lien prior to the lien of Bank. "Eligible Inventory" means inventory of new and boxed refurbished telephone equipment and related communications products sold by the Borrower in the ordinary course of its business in Borrower's possession that is held for use or sale in the ordinary course of Borrower's business and is not unmerchantable or obsolete and is subject to a first priority perfected security interest in favor of Bank. The value of the inventory will be determined by Bank and will be valued at average cost. ("Reserves" means such amounts as may be required by Bank, at any time and from time to time without prior notice to Borrower, which Bank deems to be adequate to reserve against outstanding letters of credit, outstanding banker's acceptances, Borrower's obligations to Bank or its affiliates or any guaranties or other contingent debts of Borrower.).

3. The subsection of the section entitled FINANCIAL COVENANTS which subsection is entitled "Tangible Net Worth" of the Loan Agreement is hereby amended by substituting the following in its place and stead:

Tangible Net Worth. Borrower shall, at all times, maintain a Tangible Net Worth of not less than $5,500,000.00 less certain fees and charges to be incurred in connection with the corporate restructuring of Borrower provided that such fees and charges shall not exceed the aggregate amount of $200,000.00 and are incurred during Borrower's fiscal quarter ending June 30, 2002. "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include debt fully subordinated to Bank on terms and conditions acceptable to Bank.

4. The subsection of the section entitled FINANCIAL COVENANTS which subsection is entitled "Funds Flow Coverage Ratio" is hereby deleted through maturity.

ACKNOWLEDGMENTS AND REPRESENTATIONS. Borrower acknowledges and represents that the Note and other Loan Documents, as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Agreement, no default or event that with the passage of time or giving of notice would constitute a default under the Loan Documents has occurred, all representations and warranties contained in the Loan Documents are true and correct as of this date, all necessary action to authorize the execution and delivery of this Agreement has been taken; and this Agreement is a modification of an existing obligation and is not a novation.


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COLLATERAL.  Borrower acknowledges and confirms that there have been no changes in the ownership of any collateral pledged to secure the Obligations (the "Collateral") since the Collateral was originally pledged; Borrower acknowledges and confirms that the Bank has existing, valid first priority security interests and liens in the Collateral; and that such security interests and liens shall secure Borrower's Obligations to Bank, including any modification of the Note or Loan Agreement, if any, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.

MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state's conflicts of law principles. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents. This Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Loan Documents, the terms of this Agreement, and then the Note, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. Terms used in this Agreement which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

DEFINITIONS.  The term "Loan Documents" used in this Agreement and other
Loan Documents refers to all documents, agreements, and instruments executed in connection with any of the Obligations (as defined herein), and may include, without limitation, modification agreements, a commitment letter that survives closing, a loan agreement, any note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. [SECTION] 101). The term "Obligations" used in this Agreement refers to any and all indebtedness and other obligations of every kind and description of the Borrower to the Bank or to any Bank affiliate, whether or not under the Loan Documents, and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual, including, without limitation, swap agreements (as defined in 11 U.S.C. [SECTION] 101), arising by tort, arising by operation of law, by overdraft or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs that have been or may hereafter be contracted or incurred.

CONNECTICUT PREJUDGMENT REMEDY WAIVER. EACH BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS REPRESENTED BY THIS AGREEMENT ARE COMMERCIAL TRANSACTIONS AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE OF AND HEARING ON PREJUDGMENT REMEDIES UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE BANK'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE


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OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY
WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS AGREEMENT.

BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Agreement and the Loan Documents were executed in the State of Connecticut and delivered to Bank in the State of Connecticut.

                        Farmstead Telephone Group, Inc.


                        By: /s/ Robert G. LaVigne                 (SEAL)
                        -----------------------------------
                        Robert G. LaVigne, Executive
                        Vice President and Chief
                        Financial Officer


                        Wachovia Bank, National Association


                        By: /s/ John H. Frost                     (SEAL)
                        -----------------------------------
                        John Frost, Vice President


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